                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /


    Check the appropriate box:
 / / Preliminary Proxy Statement      / / Confidential, for Use of the Com-
                                         mission Only (as permitted by
                                         Rule 14a-6(e)(2))


 /x/ Definitive Proxy Statement
 / / Definitive Additional Materials
 / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  ----------------------------------------------
                                 PSINET INC.
                 (Name of Registrant as Specified in Its Charter)
                  ----------------------------------------------

Payment of Filing Fee (Check the appropriate box):

 /x/ No fee required.

 / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


      (1) Title of each class of securities to which transaction applies: N/A
      (2) Aggregate number of securities to which transaction applies: N/A
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
      (4) Proposed maximum aggregate value of transaction: N/A
      (5) Total fee paid: N/A


 / / Fee paid previously with preliminary materials: N/A
 / / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid: N/A
      (2) Form, Schedule or Registration Statement No.: N/A
      (3) Filing Party: N/A
      (4) Date Filed: N/A

                                 PSINET INC.
                            510 Huntmar Park Drive
                           Herndon, Virginia 20170
                           ------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 10, 1997




    The Annual Meeting of Shareholders of PSINET INC. (the "Company") will be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190 on Saturday, May 10, 1997, at 9:00 A.M. for the purpose of considering and acting upon the following matters:

        (1) The election of four directors for terms expiring at the Company's 1999 Annual Meeting of Shareholders.

        (2) The ratification or disapproval of the appointment by the Board of Directors of Price Waterhouse LLP as independent accountants for the year ending December 31, 1997.

        (3) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

    Pursuant to the provisions of the By-Laws of the Company, the Board of Directors has fixed the close of business on March 24, 1997 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the meeting and any adjournments thereof.

    ALL SHAREHOLDERS ARE URGED TO DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY TO THE COMPANY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.


                                       BY ORDER OF THE BOARD OF DIRECTORS,



                                       David N. Kunkel
                                       Secretary

March 31, 1997
Herndon, Virginia

                                  PSINET INC.
                             510 Huntmar Park Drive
                            Herndon, Virginia 20170

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 1997

                                  SOLICITATION

    This Proxy Statement is being mailed to shareholders on or about April 7, 1997, in connection with the solicitation of proxies by the Board of Directors of PSINET INC., a New York corporation ("PSINet" or the "Company"), to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on May 10, 1997. Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of proxy for such meeting. A copy of the 1996 Annual Report to Shareholders of the Company, which contains financial statements and related data, also accompanies this Proxy Statement.

    All proxies which are properly completed, signed and returned to the Company in time will be voted in accordance with the instructions thereon. Proxies may be revoked by any shareholder upon written notice to the Secretary of the Company prior to the exercise thereof and shareholders who are present at the Annual Meeting may withdraw their proxies and vote in person if they so desire.

    The expense of preparing, assembling, printing and mailing the form of proxy and the material used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees to solicit proxies personally and by telephone and telegraph. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. The cost of such additional solicitation incurred otherwise than by use of the mails is estimated not to exceed $5,000. In addition, the Company has engaged the firm of MacKenzie Partners, Inc. as its proxy solicitor in connection with the Annual Meeting for a retainer of $10,000 plus such amount as may be agreed upon by the Company and MacKenzie Partners, Inc.

    The Board of Directors has fixed the close of business on March 24, 1997, as the record date for the determination of shareholders who are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the record date, the Company had outstanding approximately 40,273,596 shares of its common stock, $.01 par value (the "Common Stock"). Holders of the Company's Common Stock are entitled to one vote per whole share. Holders of fractional shares are entitled to exercise voting rights in proportion to their fractional holdings. A majority of the outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting is required to establish a quorum at the Annual Meeting. A plurality of the votes cast by the holders of the shares of the Company's Common Stock entitled to vote at the Annual Meeting is required for the election of directors. A majority of the votes cast by the holders of the Company's Common Stock entitled to vote at the Annual Meeting is required for the ratification of the appointment of independent accountants.

    With regard to the election of directors, votes may be cast in favor or withheld. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not affect the outcome of the voting in such election. With regard to other proposals, abstentions may be specified. The Company believes that abstentions are shares present and entitled to vote, but do not constitute votes cast in respect of a particular matter. The Company, therefore, intends to count abstentions and votes withheld for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but not as votes having been cast in respect of any proposal. Accordingly, such abstentions or votes withheld will not affect the outcome of any proposal. Broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, but not for purposes of determining the voting power present with respect to proposals in respect of which brokers do not have discretion (non-discretionary proposals). The Company believes that all proposals being presented to shareholders at the Annual Meeting are discretionary proposals and intends to treat broker non-votes in respect of these proposals as stated above. Unless one or more beneficial owners of the Common Stock have withheld discretionary authority from their brokers or nominees in respect of these proposals, the Company does not anticipate that there will be any broker non-votes in respect of such proposals. If there are any broker non-votes in respect of these proposals, such broker non-votes also will be treated as stated above.

                             PRINCIPAL SHAREHOLDERS

COMMON STOCK

    The following table sets forth the beneficial ownership of the Company's Common Stock, as of March 24, 1997, by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each director and director nominee of the Company who owns shares of the Company's Common Stock; (iii) each executive officer named in the Summary Compensation Table appearing elsewhere herein; and (iv) all directors and executive officers of the Company as a group.

                                                                          AMOUNT
                               NAME OF                                 BENEFICIALLY     PERCENT
                          BENEFICIAL OWNER                               OWNED (1)     OF CLASS
---------------------------------------------------------------------  -------------  -----------
William L. Schrader..................................................    5,714,840(2)       14.1%
Amerindo Investment Advisors Inc.....................................    3,428,430(3)        8.5
Mitchell Levinn......................................................      345,053(4)          *
David N. Kunkel......................................................      154,881(5)          *
William H. Baumer....................................................       89,988(6)          *
Harold S. Wills......................................................       69,787(7)          *
Mary-Ann Carolan.....................................................       60,611(8)          *
Wade Woodson.........................................................       20,883             *
Ian P. Sharp.........................................................        1,875             *
William A. Wilson....................................................        1,875             *
Executive officers and directors as a group (14 persons).............    6,631,371(9)       16.1

------------------------

*   Less than 1%.
                      (footnotes continue on next page)

                  (footnotes continued from previous page)

(1) The persons named in the table have sole voting and dispositive power with respect to all shares of the Company's Common Stock shown as beneficially owned by them, subject to the information contained in the notes to the table and to community property laws, where applicable.

(2) Includes 362,400 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable and 2,169,457 shares which are pledged with a brokerage company in respect of recourse loans of up to $2,750,000, of which $2,728,329 was outstanding as of March 31, 1997. Does not include 65,600 shares issuable upon exercise of options which have not vested or 1,203,012 shares beneficially owned by Mr. Schrader's wife. Mr. Schrader disclaims beneficial ownership of the shares beneficially owned by his wife. Mr. Schrader's address is c/o PSINet Inc., 510 Huntmar Park Drive, Herndon, Virginia, 20170.

(3) Based on information set forth in a Schedule 13D, as amended, filed with the Securities and Exchange Commission ("SEC"), Amerindo Investment Advisors Inc., a California corporation ("Amerindo"), has shared voting power and shared dispositive power with respect to 2,426,500 of such shares; Amerindo Investment Advisors, Inc., a Panama corporation, has shared voting power and shared dispositive power with respect to 1,001,930 of such shares; and each of Alberto W. Vilar and Gary A. Tanaka (each an executive officer and director of Amerindo) has shared voting power and shared dispositive power with respect to all of such shares. Amerindo's address is One Embarcadero Center, Suite 2300, San Francisco, California 94111.

(4) Includes approximately 85,511 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include approximately 204,789 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(5) Includes approximately 122,601 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include approximately 228,592 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(6) Includes 50,000 shares issuable upon the exercise of outstanding warrants.

(7) Consists solely of shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include approximately 380,213 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(8) Includes approximately 45,511 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include approximately 214,789 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(9) See notes (2) and (4) through (8) above. Includes also approximately 138,792 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable granted to five executive officers. Does not include approximately 810,408 shares issuable upon the exercise of outstanding options granted to five executive officers which are not deemed to be presently exercisable or 4,000 shares held by trusts of which an executive officer's children are the beneficiaries and as to which such executive officer disclaims beneficial ownership.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The By-laws of the Company provide that the Board of Directors will be divided into two classes consisting of at least three directors each and as nearly equal in number as possible, and that directors will be elected for terms of two years on a staggered basis. The Board of Directors is currently composed of seven directors, four whose terms expire in 1997 and three whose terms expire in 1998. Unless authority to vote for the election of a director is specifically withheld by appropriate designation on the face of the proxy, it is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election at the Annual Meeting of David N. Kunkel, William L. Schrader, Ian P. Sharp and William A. Wilson as directors to serve until the 1999 Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified.

    All nominees presently are members of the Company's Board of Directors. The proxies cannot be voted for a greater number of persons than four. Management has no reason to believe that the named nominees will be unable or unwilling to serve if elected to office. In such case, however, it is intended that the individuals named in the enclosed proxy will vote for the election of such substituted nominees as the Company's Board of Directors may recommend.

    Certain information concerning the nominees and directors continuing in office is set forth in the following table.

                                                                               PRINCIPAL OCCUPATION, BUSINESS
NAME                                                       AGE                  EXPERIENCE AND DIRECTORSHIPS
-----------------------------------------------------      ---      -----------------------------------------------------

Nominees For Terms Expiring In 1999

David N. Kunkel                                            53       Senior Vice President of the Company since September
                                                                    1996, Secretary, Vice President and General Counsel
                                                                    of the Company since September, July and June 1995,
                                                                    respectively. Vice President of International
                                                                    Operations of the Company from April 1996 to
                                                                    September 1996. Senior Counsel to Nixon, Hargrave,
                                                                    Devans & Doyle LLP, outside counsel for the Company,
                                                                    from July 1995 through December 1995. Partner of
                                                                    Nixon, Hargrave, Devans & Doyle LLP from January 1979
                                                                    until July 1995. Outside counsel to NYSERNet Inc.
                                                                    ("NYSERNet"), a provider of data networking services
                                                                    in New York State, from 1986 until 1989 and to the
                                                                    Company from its inception until July 1995. Director
                                                                    of the Company since 1995.

William L. Schrader                                        45       Founder of the Company. Chairman of the Board of
                                                                    Directors, President and Chief Executive Officer of
                                                                    the Company, since inception. President and Chief
                                                                    Executive Officer of NYSERNet from January 1986 to
                                                                    December 1989. Co-founder and Executive Director of
                                                                    Cornell Theory Center, a supercomputer center, from
                                                                    May 1984 until February 1987. Director of the Company
                                                                    since inception.

                                  (table continues on next page)

                                                                               PRINCIPAL OCCUPATION, BUSINESS
NAME                                                       AGE                  EXPERIENCE AND DIRECTORSHIPS
-----------------------------------------------------      ---      -----------------------------------------------------

Nominees For Terms Expiring in 1999 (cont.)

Ian P. Sharp                                               65       Retired. President and founder of I.P. Sharp
                                                                    Associates, a software development company, from
                                                                    December 1964 through July 1989. Director of the
                                                                    Company since September 1996.

William A. Wilson                                          51       Executive Vice President and Chief Financial Officer
                                                                    of Arch Communications Group, Inc., a wireless
                                                                    messaging company, since June 1996 and Vice
                                                                    President, Finance and Chief Financial Officer of
                                                                    Arch Communications Group, Inc. from January 1989 to
                                                                    June 1996. Director of the Company since September
                                                                    1996.

Directors Whose Terms Expire In 1998

William H. Baumer                                          64       Professor at the University at Buffalo since 1971.
                                                                    Acting Chairman of the Department of Economics at the
                                                                    University at Buffalo from June 1992 until June 1995.
                                                                    Treasurer and Vice President of NYSERNet from January
                                                                    1986 to December 1990 and from December 1989 to
                                                                    December 1990, respectively. Director of the Company
                                                                    since 1993.

Harold S. Wills                                            55       Executive Vice President and Chief Operating Officer
                                                                    of the Company since April 1996 and Acting Chief
                                                                    Financial Officer of the Company from April 1996 to
                                                                    October 1996. Chief Operating Officer of Hospitality
                                                                    Information Networks, Inc., a provider of information
                                                                    services for the hospitality industry, from July 1995
                                                                    through January 1996. Served in various capacities
                                                                    including Managing Director, International Computer
                                                                    Services, Technical Service Director and Sales
                                                                    Director of Granada Group PLC, a computer services
                                                                    provider, from September 1991 through September 1995.
                                                                    Director of the Company since April 1996.

Wade Woodson                                               38       General partner with the Sigma Partners venture
                                                                    capital organization, with which he has been
                                                                    affiliated since 1987. Director of Worldtalk
                                                                    Corporation, a provider of messaging and directory
                                                                    software. Director of the Company since 1993.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board of Directors met 16 times during the year ended December 31, 1996. Each of the directors other than Mr. Sharp attended 75% or more of the meetings held during the last fiscal year by the Board of Directors during the period for which such person served as a director and 75% or more of the meetings held by the Committees of the Board of Directors on which such person served during the period for which such person served as a committee member.

    The Company's Board of Directors has two committees, the Audit Committee and the Compensation Committee. The Audit Committee met six times during the year ended December 31, 1996. The Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The current members of the Audit Committee are Messrs. Baumer, Sharp and Wilson.

    The Compensation Committee met five times during the year ended December 31, 1996. The Committee reviews and recommends the compensation arrangements for management of the Company and administers the Company's Executive Stock Option Plan and Executive Stock Incentive Plan. The current members of the
Compensation Committee are Messrs. Baumer, Schrader and Woodson.

    Directors, other than those who also are employees or consultants of the Company or are serving on the Board of Directors as representatives of a shareholder, receive annual fees of $5,000 and are eligible for awards under the Company's Directors Stock Incentive Plan (the "Directors' Plan"). The Directors' Plan provides for initial option grants with respect to 10,000 shares of the Company's Common Stock ("Initial Grants") to be made to each eligible director upon his or her first election to the Company's Board of Directors and, thereafter, for annual grants of options to purchase 2,000 shares of the Company's Common Stock to be made to each eligible director who has served on the Company's Board of Directors for at least 12 months. Each of Messrs. Sharp and Wilson received Initial Grants upon their election to the Board in accordance with the Directors' Plan. In addition, directors who are not also officers of the Company receive fees of $1,000 per day for committee meetings and consultations not in conjunction with a Board of Directors meeting. Directors also are reimbursed for certain reasonable expenses incurred in attending Board or committee meetings. The Company has issued to Mr. Baumer warrants to purchase 25,000 shares of the Company's Common Stock (formerly exercisable for the Company's Series B Convertible Participating Preferred Stock) for $1.60 per share in return for Mr. Baumer's services as a director of the Company. Mr. Baumer also holds warrants to purchase an additional 25,000 shares in return for consulting services rendered to the Company by Mr. Baumer. Each of these warrants became fully vested effective September 9, 1996. Other than these fees and awards and the warrants issued to Mr. Baumer, no member of the Board of Directors receives any fees or other compensation for serving in such capacity.

EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the executive officers and other key employees of the Company.

NAME                                                       AGE                              TITLE
-----------------------------------------------------      ---      -----------------------------------------------------

William L. Schrader                                        45       Chairman of the Board of Directors, President and
                                                                    Chief Executive Officer (Founder)

Harold S. Wills                                            55       Executive Vice President, Chief Operating Officer and
                                                                    Director

David N. Kunkel                                            53       Senior Vice President, General Counsel, Secretary and
                                                                    Director

Edward D. Postal                                           41       Vice President and Chief Financial Officer

Mary-Ann Carolan                                           36       Vice President of Customer Administration

James R. Davin                                             40       Vice President and Chief Technical Officer

Mark S. Fedor                                              33       Vice President of Engineering

Richard R. Frizalone                                       39       Vice President of Corporate Sales

David L. Hudson                                            55       Vice President of Business and Product Development

Mitchell Levinn                                            37       Vice President of Network Operations

    William L. Schrader is the founder of the Company and has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its inception. Prior to forming the Company, Mr. Schrader served as President and Chief Executive Officer of NYSERNet from January 1986 to December 1989. Mr. Schrader also was a co-founder, and, from May 1984 until February 1987, served as Executive Director of the Cornell Theory Center, a National Science Foundation supercomputer center.

    Harold S. Wills has served as a director and Executive Vice President and Chief Operating Officer of the Company since April 1996 and as Acting Chief Financial Officer of the Company from April 1996 to October 1996. Mr. Wills served as Chief Operating Officer of Hospitality Information Networks, Inc., a provider of information services for the hospitality industry, from July 1995 through January 1996. Mr. Wills also held various positions including, Managing Director, International Computer Services, Technical Service Director and Sales Director of Granada Group PLC, a computer services provider, from September 1991 through September 1995.

    David N. Kunkel has served as Senior Vice President of the Company since September 1996, as a director and Secretary of the Company since September 1995, as Vice President of the Company since July 1995 and as General Counsel of the Company since June 1995. Mr. Kunkel also served as Vice President of International Operations of the Company from April 1996 to September 1996 and as Senior Counsel to Nixon, Hargrave, Devans & Doyle LLP, outside counsel to the Company, from July 1995 through December 1995. Prior to July 1995, Mr. Kunkel was a partner with the law firm of Nixon, Hargrave, Devans & Doyle LLP for 16 years and served as outside counsel to NYSERNet from 1986 until 1989 and to the Company from its inception until July 1995.

    Edward D. Postal has served as Vice President and Chief Financial Officer of the Company since October 1996. Prior thereto, Mr. Postal served as Senior Vice President, Chief Financial Officer and a director of The Hunter Group, Inc., a systems integration consulting firm, from March 1995 to October 1996 and as Vice President and Chief Financial Officer of The Wyatt Company, a human resources consulting firm, from December 1991 to October 1994. Mr. Postal also served as controller/treasurer of The Wyatt Company from November 1985 to December 1991.

    Mary-Ann Carolan has served as Vice President of Customer Administration since May 1996 and as Vice President of Individual Customer Support from November 1995 to April 1996. From November 1989 until November 1995, Ms. Carolan held various positions with the Company, including Assistant Director for Individual Support, Assistant Sales Manager, Systems Administrator and Customer Support Administrator.

    James R. Davin has served as Vice President and Chief Technical Officer of the Company since February 1997. From January 1995 until February 1997, Mr. Davin held various positions with the Company, including Assistant Director of Engineering, Assistant Director of New Product Development and Senior Scientist. Prior to joining the Company, Mr. Davin had served as a member of the technical staff of Bell Communications Research Inc., a telephone engineering and consulting company and wholly-owned subsidiary of Bell Atlantic Corp., from August 1992 to January 1995, as a member of the research staff at the Massachusetts Institute of Technology from June 1988 to August 1992 and as an engineer for Proteon Inc., a provider of network access solutions, from February 1987 to June 1988.

    Mark S. Fedor has served as Vice President of Engineering since February 1997. From November 1989 until February 1997, Mr. Fedor held various positions with the Company, including Director of Engineering.

    Richard R. Frizalone has served as Vice President of Corporate Sales since October 1996. During the period from March 1995 to October 1996, Mr. Frizalone served as Area Vice President-Distribution and Planning for Bell Atlantic Communications, Inc. and as Vice President and Chief Marketing Officer-Telezone Corporation and Director-Marketing and Sales for Bell Atlantic International. From March 1994 to February 1995, Mr. Frizalone was Director of Sales and Marketing for Comcast Cellular One and, from November 1990 to March 1994, Mr. Frizalone was Director of Sales for McCaw Cellular One.

    David L. Hudson has served as Vice President of Business and Product Development since February 1997. From January 1996 to February 1997, Mr. Hudson served as President and Chief Executive Officer of InterCon Systems Corporation, a former subsidiary of the Company. Prior thereto, Mr. Hudson served as Vice President of International Operations for AGE Logic, a subsidiary of NetManage Inc., a developer and marketer of integrated internetworking applications, from March 1995 to December 1995, and as Vice President of Sales and Marketing for Pacer Software, also a subsidiary of NetManage Inc., from October 1989 to March 1995. Mr. Hudson was the founder and served as President of Sterling Communications, a software communications company, from July 1988 to October 1989 and was the Vice President of Marketing for Dove Computer Corporation, a supplier of Macintosh networking and performance products, from December 1987 to August 1988.

    Mitchell Levinn has served as Vice President of Network Operations of the Company since February 1995. Prior thereto, Mr. Levinn had been Director of Operations of the Company since its inception. Prior to joining the Company, Mr. Levinn served as Director of the Computer Science Laboratory of the Computer Science Department at Rensselaer Polytechnic Institute from June 1985 to December 1990.

    Each of the Company's executive officers and other key employees serves at the pleasure of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder require the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and to furnish to the Company copies of all such filings. The Company has determined, based solely upon a review of those reports and amendments thereto furnished to the Company during and with respect to the year ended December 31, 1996 and written representations from certain reporting persons, that Mr. Schrader was inadvertently late in filing a Form 4 reporting a purchase by his spouse of 2,070 shares of the Company's Common Stock and Kurt D. Baumann, a former officer of the Company, was late in filing a Form 3 reporting his election as an officer of the Company.

    SUMMARY COMPENSATION. The following table sets forth in summary form the compensation paid by the Company to its chief executive officer, each of its four most highly compensated executive officers other than the chief executive officer and two former executive officers as of December 31, 1996 for services rendered to the Company in all capacities.

                              SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                       ANNUAL COMPENSATION                    ------------
                                     ------------------------------------------------------   SECURITIES
             NAME AND                                                        OTHER ANNUAL     UNDERLYING       ALL OTHER
        PRINCIPAL POSITION             YEAR       SALARY($)    BONUS(1)($)  COMPENSATION($)    OPTIONS (#)   COMPENSATION($)
-----------------------------------  ---------  -------------  -----------  ----------------  -------------  ----------------

William L. Schrader                    1996      $ 194,471      $   2,438    $  2,015 (2)           --          $ 3,135 (3)
Chairman, President and Chief          1995        169,104         45,514       6,245 (2)           --            3,135 (3)
Executive Officer                      1994        154,000         36,791       1,950 (2)           --            2,885 (3)

David N. Kunkel (4)                    1996      $ 272,596      $ 103,438    $  88,474(5)       251,193(6)         --
Senior Vice President, General         1995         77,038        106,323(7)    25,988(8)           -- (9)         --
Counsel and Secretary

Harold S. Wills (10)                   1996      $ 146,154      $  77,500    $  30,825(11)      250,000(12)        --
Executive Vice President and
Chief Operating Officer

Mitchell Levinn (13)                   1996      $ 149,392      $  42,687         --            100,000(14)     $ 3,024 (15)
Vice President of                      1995        107,317          4,547         --             40,000(16)       2,993 (15)
Network Operations

Daniel P. Cunningham (17)              1996      $ 124,231(18)  $  40,000         --            100,000(14)     $ 2,866 (15)
Former Chief Financial Officer, Chief  1995         88,269         20,256         --             50,000(16)       3,060 (15)
Information Officer, Vice President    1994         30,289          1,084         --                300(16)        --
Finance and Treasurer

Bruce M. Ley (13)(19)                  1996      $ 155,624(18)  $   4,712    $   3,844(20)      100,000(14)     $ 1,059 (15)
Former Vice President of Marketing,    1995         27,124         54,747(21)     --                 --            --
Corporate  Services

Mary-Ann Carolan (13)                  1996      $ 110,481      $  41,519    $   3,996(20)      100,000(14)     $ 2,648 (15)
Vice President of Customer             1995         55,195         32,471(22)     --             40,000(23)       3,060 (15)
Administration


------------------------

(1) Amounts reported in respect of a particular fiscal year reflect bonuses earned for services rendered in that fiscal year regardless of when paid.

                 (footnotes continue on next page)

               (footnotes continued from previous page)

(2) Represents amounts attributable to Mr. Schrader's personal use of a Company-owned automobile in 1994, amounts paid with respect to installation of a security system at Mr. Schrader's home in 1995 and a car allowance of $2,015 during 1996.

(3) Consists of: (i) insurance premiums in the amount of $2,135 paid by the Company in each of 1994, 1995 and 1996 with respect to the proportionate beneficial interest of Mr. Schrader's spouse in an insurance policy on Mr. Schrader's life and (ii) matching contributions in the amount of $750, $1,000 and $1,000 made to Mr. Schrader's account under the Company's 401(k) Plan in 1994, 1995 and 1996, respectively.

(4) Mr. Kunkel joined the Company as General Counsel on June 21, 1995. Accordingly, no information is provided for periods prior to such date with respect to Mr. Kunkel.

(5) Consists of payments made to Mr. Kunkel in connection with his relocation as follows: $52,175 pursuant to an agreement to guarantee Mr. Kunkel a minimum price on the sale of his primary residence and $36,299 for certain carrying costs for his residence pending such sale.

(6) Consists of options issued in connection with a company-wide repricing of certain previously granted options as of April 5, 1996. Does not include options with respect to 18,494 shares granted in February 1996 (with respect to 1995) which were replaced in connection with such repricing or options with respect to 75,000 shares of the Company's Common Stock granted in November 1996 which were cancelled as of December 31, 1996 due to failure to satisfy certain vesting conditions.

(7) Includes a signing bonus of $50,000 and a performance bonus of $50,000 paid to Mr. Kunkel pursuant to his employment agreement with the Company.

(8) Consists of payments made to Mr. Kunkel in connection with his relocation as follows: $13,456 for moving expenses, $9,200 for certain closing costs on his new home and $3,332 for installation of a security system at his new home.

(9) Does not include options with respect to 251,193 shares issued under the Company's Executive Stock Incentive Plan pursuant to Mr. Kunkel's employment agreement with the Company which were replaced in connection with a company-wide repricing as of April 5, 1996. See footnote 6 above.

(10) Mr. Wills joined the Company as Executive Vice President and Chief Operating Officer on April 8, 1996. Accordingly, no information is provided for periods prior to such date with respect to Mr. Wills.

(11) Consists of (i) payments made to Mr. Wills in connection with his relocation as follows: $15,271 for certain closing costs on his new home and $15,298 for moving expenses and (ii) a car allowance of $256.

(12) Consists of options issued under the Company's Executive Stock Incentive Plan. Does not include options with respect to 100,000 shares of the Company's Common Stock granted in November 1996 which were cancelled as of December 31, 1996 due to failure to satisfy certain vesting conditions.

(13) Such officer, although employed by the Company, was not an executive officer of the Company prior to 1995. Accordingly, no information for 1994 is provided in this table with respect to such officer.

(14) Consists of options issued in connection with a company-wide repricing of certain previously granted options as of April 5, 1996. Does not include options with respect to 100,000 shares granted in February 1996 which were replaced in connection with such repricing.

                   (footnotes continue on next page)

                  (footnotes continued from previous page)

(15) Consists of matching contributions made to the named officer's account under the Company's 401(k) Plan in the years indicated.

(16) Issued pursuant to the Company's Executive Stock Option Plan.

(17) Mr. Cunningham resigned from the Company effective June 19, 1996. No information is provided in this table with respect to Mr. Cunningham prior to August 1994, as Mr. Cunningham was on leave from the Company until such date.

(18) Includes certain severance payments paid during 1996.

(19) Mr. Ley resigned from the Company effective August 8, 1996.

(20) Consists of certain relocation costs.

(21) Includes a signing bonus of $25,000 and a performance bonus of $25,000 paid to Mr. Ley pursuant to his employment agreement with the Company.

(22) Includes sales commissions of $13,787.

(23) Issued pursuant to the Company's Executive Stock Incentive Plan.

    OPTION GRANTS. The following table sets forth certain information, as of December 31, 1996, concerning individual grants of stock options made during the fiscal year ended December 31, 1996 to the persons named in the Summary Compensation Table above.

                               Option Grants in 1996


                                                                                                        POTENTIAL REALIZABLE
                                                                                                               VALUE AT
                                                        INDIVIDUAL GRANTS                              ASSUMED ANNUAL RATES OF
                                                        -----------------                                      STOCK
                                      NUMBER OF          PERCENT OF TOTAL                              APPRECIATION FOR OPTION
                                      SECURITIES         OPTIONS GRANTED                                        TERM
                                  UNDERLYING OPTIONS     TO EMPLOYEES IN     EXERCISE    EXPIRATION   ------------------------
NAME                                  GRANTED (#)        FISCAL YEAR (1)    PRICE($/SH)     DATE          5%          10%
--------------------------------  -------------------  -------------------  -----------  -----------  ----------  ------------

David N. Kunkel (2)                     18,494(3)                .32%        $ 9.375      02/05/06    $  106,820   $  269,450
                                       232,699(4)               3.98           9.375      06/21/05     1,237,765    3,066,910
                                        75,000(5)               1.28           8.500         --            --           --

Harold S. Wills                        150,000(6)               2.56%        $ 8.250      04/08/06    $  778,257   $1,972,256
                                       100,000(7)               1.71          10.500      06/27/06       660,339    1,673,430
                                       100,000(5)               1.71           8.500      11/04/06         --           --

Mitchell Levinn                        100,000(8)               1.71%        $13.000         --            --           --
                                       100,000(9)               1.71           9.375      02/21/06    $  580,836   $1,466,983

Daniel P. Cunningham                   100,000(8)               1.71%        $13.000         --            --           --
                                       100,000(9)(10)           1.71           9.375         --            --           --

Bruce M. Ley                           100,000(8)               1.71%        $14.500         --            --           --
                                       100,000(9)(11)           1.71           9.375      02/05/06    $  398,539   $1,005,301

Mary-Ann Carolan                       100,000(8)               1.71%        $13.000      02/21/06         --           --
                                       100,000(9)               1.71           9.375      02/21/06    $  580,836   $1,466,983


------------------------

                           (footnotes appear on next page)

                         (footnotes to table on previous page)

(1) Based upon total grants of options in respect of 5,852,349 shares of the Company's Common Stock made during 1996.

(2) Does not include information with respect to options for 18,494 shares of the Company's Common Stock granted under the Company's Executive Stock Incentive Plan in February 1996 with respect to an award to which Mr. Kunkel became entitled in June 1995 pursuant to his employment agreement with the Company. These options were disclosed in the table included under this heading in the Proxy Statement relating to the Company's 1996 Annual Meeting of Shareholders.

(3) Consists of options previously granted under the Company's Executive Stock Incentive Plan which were repriced on April 5, 1996. Vest monthly over 40 months from the anniversary of the previous grant (February 1996), subject to continued employment by the Company on each of such dates.

(4) Consists of options previously granted under the Company's Executive Stock Incentive Plan which were repriced on April 5, 1996. Vest monthly over 48 months from the anniversary of the previous grant (June 1995), subject to continued employment by the Company on each of such dates.

(5) Granted under the Company's Executive Stock Incentive Plan in November 1996. These options were cancelled as of December 31, 1996 due to failure to satisfy certain vesting conditions.

(6) Granted under the Company's Executive Stock Incentive Plan in April 1996. Vest monthly over 48 months from the anniversary of the grant, subject to continued employment by the Company on each of such dates.

(7) Granted under the Company's Executive Stock Incentive Plan in June 1996. Vest monthly over 48 months from the anniversary of the grant, subject to continued employment by the Company on each of such dates.

(8) Granted under the Company's Executive Stock Incentive Plan in February 1996. Replaced on April 5, 1996 in connection with a company-wide repricing of certain options. See footnote 9 below.

(9) Consists of options previously granted under the Company's Executive Stock Incentive Plan which were repriced on April 5, 1996. Vest monthly over 48 months from the anniversary of the previous grant (February 1996), subject to continued employment by the Company on each of such dates.

(10) Options with respect to 54,167 of these shares were cancelled upon Mr. Cunningham's resignation from the Company effective June 29, 1996 and the remaining options were exercised by Mr. Cunningham on September 25, 1996.

(11) Options with respect to 31,000 of these shares were cancelled upon Mr. Ley's resignation from the Company effective August 8, 1996. Consequently, the potential realizable values reported in this table with respect to Mr. Ley's options reflect only those options still outstanding at December 31, 1996.

    Under each of the Company's Executive Stock Incentive Plan, Directors Stock Incentive Plan and Strategic Stock Incentive Plan, upon the acquisition of beneficial ownership of 30% or more of the Company's outstanding Common Stock by any person other than a wholly-owned subsidiary of the Company or the occurrence of certain other change in control events specified in such plans, including certain mergers, consolidations and transfers of all or substantially all of the Company's assets, all options and stock appreciation rights will become fully exercisable and all restricted stock awards will become immediately vested.

    Aggregate Year-End Option Values. The following table provides information concerning the number of unexercised options held by the individuals named in the Summary Compensation Table as of December 31, 1996. Also reported are the values for "in the money" options, which represent the positive spread between the exercise price and the fair market value of the Company's Common Stock as of December 31, 1996.

    Aggregated Option Exercises 1996 and Year-End Option Values

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                            OPTIONS               IN-THE-MONEY OPTIONS
                                                                    AT DECEMBER 31, 1996(#)    AT DECEMBER 31, 1996 ($)(1)
                                   SHARES ACQUIRED      VALUE      --------------------------  ---------------------------
NAME                               ON EXERCISE(#)     REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------------  ---------------  -------------  -----------  -------------  ------------  -------------

William L. Schrader..............        --              --           296,800        131,200   $  2,612,820   $ 1,216,880

David N. Kunkel (2)..............        --              --            91,885        159,308        137,828       238,961

Harold S. Wills (3)..............        --              --            37,500        212,500         70,313       360,938

Mitchell Levinn..................        --              --            70,933        119,367        520,673       389,095

Daniel P. Cunningham.............        96,133     $  515,167 (4)     25,000          --           244,375         --

Bruce M. Ley.....................        --              --            69,000          --           103,500         --

Mary-Ann Carolan.................        --              --            20,933        139,367         31,922       432,596

------------------------

(1) Based upon a closing price of $10.875 on December 31, 1996, as reported on the Nasdaq National Market System.

(2) Does not include options with respect to 75,000 shares of the Company's Common Stock which were cancelled as of December 31, 1996 due to failure to satisfy certain vesting conditions.

(3) Does not include options with respect to 100,000 shares of the Company's Common Stock which were cancelled as of December 31, 1996 due to failure to satisfy certain vesting conditions.

(4) Based upon a closing price of $12.00 on September 25, 1996, the exercise date, as reported on the Nasdaq National Market System.

    EMPLOYMENT AGREEMENTS. The Company has employment agreements with Ms. Carolan and each of Messrs. Kunkel, Levinn and Wills. The Company also has employment agreements with each of its other executive officers other than Mr. Schrader pursuant to which they serve in their respective capacities.

    Ms. Carolan's employment agreement provides for a three-year term ending February 1999, a current annual base salary of $135,000, a performance bonus of $40,000 for 1996, subject to achievement of certain objectives, performance bonuses for subsequent years as determined by the Compensation Committee of the Company's Board of Directors, and the award of options to purchase 100,000 shares of Common Stock pursuant to the Company's Executive Stock Incentive Plan.

    Mr. Kunkel's employment agreement provides for a five-year term ending in June 2000 and a current annual base salary of $300,000. Mr. Kunkel's agreement also provides for a performance bonus of $100,000 for 1996, subject to the successful completion of pre-established performance objectives, performance bonuses for subsequent years as determined by the Compensation Committee subject to a $100,000 minimum, and the award of options to purchase 250,000 shares of Common Stock under the Company's Executive Stock Incentive Plan. Due to the unavailability of sufficient shares under the Executive Stock Incentive Plan to satisfy this award in full during 1995, Mr. Kunkel was awarded options with respect to only 232,699 shares during 1995. The remaining options were awarded during February 1996 and, pursuant to Mr. Kunkel's employment arrangements with the Company, the number of shares for which such options can be exercised was adjusted to take into account the change in exercise price as a result of the delay in such issuance.

    Mr. Levinn's employment agreement provides for a three-year term ending February 1999, a current annual base salary of $165,000, a performance bonus of $40,000 for 1996, subject to achievement of certain objectives, performance bonuses in subsequent years as determined by the Compensation Committee, and the award of options to purchase 100,000 shares of Common Stock pursuant to the Company's Executive Stock Incentive Plan.

    Mr. Wills' employment agreement provides for a three-year term ending April 1999, a current annual base salary of $210,000, a performance bonus of $75,000 for 1996, subject to achievement of certain objectives, performance bonuses in subsequent years as determined by the Compensation Committee subject to a $75,000 minimum, and the award of options to purchase 150,000 shares of Common Stock pursuant to the Company's Executive Stock Incentive Plan.

    These employment agreements also provide for standard employee benefits, including, without limitation, participation in the Company's 401(k) plan and bonus plan as well as life, health, accident and disability insurance. These agreements also provide for a 24-month non-competition period. If the Company elects to enforce such non-competition restrictions, these officers are entitled, for a period of 24 months after termination of their employment, to receive their then current base salary and all benefits being provided to them at the time of termination. Options awarded pursuant to these agreements are subject to immediate vesting upon the occurrence of certain change in control events.

    The Company also had employment agreements with each of Messrs. Cunningham and Ley prior to their respective resignations from the Company during 1996. Mr. Cunningham's employment agreement provided for a three-year term ending in February 1999, an annual base salary of $120,000 and a performance bonus of $40,000 (subject to achievement of certain objectives) for 1996 and the award of options to purchase 100,000 shares of Common Stock under the Company's Executive Stock Incentive Plan. Mr. Ley's employment agreement provided for a three-year term ending in October 1998, an annual base salary of $183,750 and a performance bonus of $50,000 (subject to achievement of certain objectives) for 1996 and the award of options to purchase 100,000 shares of the Company's Common Stock under the Company's Executive Stock Incentive Plan. Each of these agreements also contained benefit and non-competition provisions of the nature described above.

    The Company entered into a separation agreement with Mr. Cunningham in connection with his resignation from the Company. This agreement provided for the payment of total severance compensation in the amount of $180,000 over an 18-month period, payment of a lump sum bonus of $40,000, and the accelerated vesting of options to purchase 87,750 shares of the Company's Common Stock. The Separation Agreement also provided for continued coverage under the Company's health plans for Mr. Cunningham, the repayment by Mr. Cunningham of an outstanding loan by the Company in the principal amount of $55,000 and a general release of the Company by Mr. Cunningham.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee currently is composed of Messrs. Baumer and Woodson, each a non-employee director of the Company, and Mr. Schrader. The Compensation Committee is responsible, subject to the approval of the Board of Directors, for establishing the Company's compensation program.

COMPENSATION PHILOSOPHY AND POLICY

    The Company's compensation program generally is designed to motivate and reward the Company's executive officers and other personnel responsible for attaining financial, operational and strategic objectives that will contribute to the overall goal of enhancing shareholder value. In administering the plan, the Compensation Committee assesses the performance of individuals and the Company relative to those objectives.

    The Company's compensation program generally provides incentives to achieve annual and longer term objectives. The principal elements of the compensation plan include base salary, cash bonus awards and stock awards in the form of grants of stock options and restricted Common Stock. These elements generally are blended in order to provide compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of the Company's executive officers and other high level personnel with those of the Company's shareholders.

    BASE SALARY. During 1996, the Company had employment agreements with Ms. Carolan and each of Messrs. Kunkel, Levinn and Wills as well as with each of the other individuals who served as executive officers during such period other than Mr. Schrader, whose employment agreement expired on March 10, 1996. Mr. Schrader's agreement was negotiated with certain prospective investors in 1993 in connection with a venture capital financing and reflected the responsibilities of Mr. Schrader's position and the size of the revenues of the Company. Mr. Schrader was not a member of the Compensation Committee at the time his employment agreement was entered into. Following the expiration of his employment agreement in March 1996, the Board of Directors determined not to enter into a new employment agreement with Mr. Schrader. Mr. Schrader's compensation was determined based upon his leadership of the Company in setting and pursuing its financial, operational and strategic objectives. Mr. Schrader did not participate as a member of the Compensation Committee in determining his compensation.

    Until May 1995, the Company was a private company and senior management of the Company possessed primary responsibility for establishing base salaries for its executive officers and key employees of the Company. The Company's most direct competitors, like the Company, have been, until recently, private companies and, prior to going public, have not publicly disclosed executive compensation, financial condition or operating performance information. Accordingly, the Company generally did not consider the compensation paid by other Internet service providers or other companies similar to the Company in determining the base pay levels and increases for its executive officers and other key employees prior to 1995. The Company considered the experience of the individual, the scope and complexity of the position and the size and growth rate of the Company as well as the salary payable to Mr. Schrader in setting base salaries for these officers and employees. During 1996, in addition to the factors discussed above, the compensation paid by the Company's competitors, when such information was available to the Company, was considered in making these compensation decisions. Due to the increasingly competitive nature of the Company's industry segment, this factor is expected to continue to grow in importance to the Company as it assesses its compensation structure in the future in order to ensure its ability to attract and retain highly qualified executives.

    BONUS PLANS. The Company adopted a bonus plan for 1996 pursuant to which general and customized bonuses were paid to eligible employees based upon periodic revenue and subscriber growth targets established by the Company. All full-time employees who are not eligible for a customized bonus are eligible to receive a general bonus. Full-time employees in the Company's inside sales, outside sales, sales administrative support, marketing, customer support, operations, administrative, finance and accounting work groups are eligible to receive customized bonuses, which are tailored to specific criteria for participation and compensation and are based upon contributions made by their groups to the Company's performance. Under the general cash bonus plan, the Company's actual revenues for specified periods are compared to the comparable periods in the prior year to determine the growth rate. Based upon growth rate targets, cash bonuses are payable in fixed dollar amounts equal to the percentage of growth plus a percentage of salary paid during the period. Bonus payments under the 1996 plan of $2,438, $3,438, $2,500, $2,687, $4,712, and
$1,519 were made to Messrs. Schrader, Kunkel, Wills, Levinn and Ley, and Ms. Carolan, respectively. Bonuses also were paid to each of these officers (other than Mr. Schrader and Mr. Ley) pursuant to their employment agreements with the Company.

    STOCK AWARDS. To promote the Company's long-term objectives, stock awards are made to directors, officers and employees who are in a position to make a significant contribution to the Company's long-term success. The stock awards are made to officers and employees pursuant to the Company's Executive Stock Option Plan, in the form of incentive stock options and non-qualified stock options, and since 1995, pursuant to the Company's Executive Stock Incentive Plan, in the form of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock awards, and to directors pursuant to the Company's Directors Stock Incentive Plan, in the form of non-qualified stock options. The Company also makes awards in the form of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock grants to key personnel in connection with acquisitions, mergers, strategic alliances and other business combinations pursuant to its Strategic Stock Incentive Plan.

    Stock options represent rights to purchase shares of the Company's Common Stock in varying amounts pursuant to a vesting schedule determined by the Compensation Committee prior to expiration of a fixed term (generally 10 years) at a price per share specified on the date of grant of the option (which may not be less than the fair market value on the date of the grant). Stock options vest in accordance with a vesting schedule determined by the Compensation Committee.

    Stock appreciation rights may be granted in tandem with options and, upon exercise, entitle the holder to receive cash, Common Stock or a combination thereof (at the discretion of the Compensation Committee) having a value equal to the excess of fair market value per share of the Common Stock on the exercise date multiplied by the number of shares with respect to which the right is exercised over the option exercise price for such number of shares.

    Restricted stock awards consist of a specified number of shares of the Company's Common Stock with an appropriate restrictive legend affixed thereto. Shares of restricted stock may not be sold or otherwise transferred until ownership vests in the recipient, at the time and in the manner specified by the Compensation Committee at the time of the award.

    Since the stock options, stock appreciation rights and restricted stock awards vest and may grow in value over time, these components of the Company's compensation plan are designed to reward performance over a sustained period and to enhance shareholder value through the achievement of corporate objectives. The Company intends that these awards will strengthen the focus of its directors, officers and employees on managing the Company from the perspective of a person with an equity stake in the Company.

    In selecting recipients and the size of grants, the Compensation Committee considers various factors such as the potential of the recipient, the salary of the recipient and competitive factors affecting the Company's ability to attract and retain employees, prior grants, a comparison of awards made to officers in comparable positions at similar companies and Company performance.

    No stock awards were made during 1996 to Mr. Schrader. Messrs. Kunkel and Wills were awarded options to purchase 344,687 and 350,000 shares of the Company's Common Stock, respectively, under the Company's Executive Stock Incentive Plan during 1996 of which awards with respect to 75,000 and 100,000 shares, respectively, were cancelled as of December 31, 1996 due to the failure to satisfy certain vesting conditions. The awards made to Mr. Kunkel during 1996 included options to purchase an aggregate of 251,193 shares which replaced certain options previously granted to Mr. Kunkel (of which options for 18,494 shares were granted during 1996) and were issued in connection with a company-wide repricing of such options. Each of Ms. Carolan and Messrs. Cunningham, Levinn, and Ley were awarded options to purchase 200,000 shares of the Company's Common Stock under the Company's Executive Stock Incentive Plan during 1996 of which options to purchase 100,000 shares awarded to each of them were cancelled in April 1996 in connection with a company-wide repricing of certain options. In addition, options to purchase an aggregate of 85,167 shares were cancelled as a result of the resignations of Messrs. Cunningham and Ley during 1996. Awards made to other executive officers during 1996 consisted of options to purchase an aggregate of 340,000 shares under the Company's Executive Stock Incentive Plan of which options to purchase an aggregate of 20,000 shares were cancelled in April 1996 in connection with a company wide-repricing of certain options. Options to purchase 53,334 shares of the Company's Common Stock also were awarded under the Company's Strategic Stock Incentive Plan in connection with a repricing of options held by one executive officer during 1996. Total option awards under the Company's Executive Stock Incentive Plan and the Company's Strategic Stock Incentive Plan were made during 1996 with respect to 5,563,787 and 268,562 shares of Common Stock, respectively. No awards were made under the Company's Executive Stock Option Plan during 1996. Awards made to directors during 1996 consisted of options with respect to 20,000 shares of the Company's Common Stock under the Directors Stock Incentive Plan.

    REPORT ON REPRICING OF OPTIONS. On April 5, 1996, the Company's Board of Directors approved a stock option repricing (the "Repricing") pursuant to which all employees, including executive officers, holding stock options with an exercise price above the then current fair market value of the Company's Common Stock were given the opportunity to exchange such options for new options.

    The decision to approve the Repricing followed a review by the Company's Board of Directors of existing option grants and the recognition that because of a significant decline in the market value of the Company's Common Stock, many of the outstanding options at that time were exercisable at prices which substantially exceeded the market value of the Company's Common Stock. The Board of Directors determined that, due to this decline in market value, many of these options were significantly less likely to serve their purposes of retaining and motivating employees. In addition, the Board of Directors was advised by management that management believed that employee morale and productivity would benefit as a result of a repricing. In view of the decline in market value and in keeping with the Company's philosophy of utilizing equity incentives to motivate and retain qualified employees, the Board of Directors felt it was important and in the best interests of the Company to regain the incentive intended to be provided by options to purchase shares of the Company's Common Stock.

    In connection with the Repricing, holders of stock options on April 5, 1996 which had an exercise price greater than $9.375 per share (the "Existing Options") were offered the opportunity to request that the Company issue new options ("New Options") having an exercise price equal to $9.375, the closing market value of a share of the Company's Common Stock on that date (the "Base Exercise Price"). The New Options modify only the exercise price of the Existing Options to which each relates and, in certain cases, the vesting schedules of the Existing Options in order to standardize certain option grants made to executive officers. Otherwise, the option agreements relating to the New Options are substantially identical to the option agreements for the Existing Options they replaced. The New Options were issued under and are governed by the respective plans under which such options were originally granted.

    A total of 466 option holders (constituting 99% of eligible option holders) holding options to purchase an aggregate of 2,520,255 shares of Common Stock under Existing Options elected to participate in the Repricing and were issued the same aggregate number of New Options as they had held Existing Options.

    The following table provides information with respect to all repricings of options held by the individuals named in the Summary Compensation Table who participated in such repricings and the Company's other executive offers since May 1, 1995, the date on which the Company became a reporting company pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

                             10-YEAR OPTION REPRICINGS

                                                  NUMBER OF                     EXERCISE
                                                  SECURITIES   MARKET PRICE       PRICE                    LENGTH OF ORIGINAL
                                                  UNDERLYING    OF STOCK AT        AT            NEW          OPTION TERM
                                                    OPTION        TIME OF        TIME OF      EXERCISE     REMAINING AT DATE
NAME                                    DATE     REPRICED (#)  REPRICING ($)  REPRICING ($)   PRICE ($)       OF REPRICING
------------------------------------  ---------  ------------  -------------  -------------  -----------  --------------------

David N. Kunkel                          4/5/96     232,699        $ 9.375        $ 13.875       $ 9.375     9 Years, 77 Days
Senior Vice  President, General          4/5/96      18,494          9.375          14.500         9.375    9 Years, 306 Days
Counsel and Secretary

Mitchell Levinn                          4/5/96     100,000        $ 9.375        $ 13.000       $ 9.375    9 Years, 322 Days
Vice President of Network
Operations

Daniel P. Cunningham                     4/5/96     100,000(1)     $ 9.375        $ 13.000       $ 9.375    9 Years, 322 Days
Former Chief Financial Officer,
Chief Information Officer,
Vice President-Finance and
Treasurer

Kurt D. Baumann                          4/5/96      53,334        $ 9.375        $ 13.375       $ 9.375     9 Years, 72 Days
Former Vice President of
Business Development

Bruce M. Ley                             4/5/96     100,000(2)     $ 9.375        $ 14.500       $ 9.375     9 Years, 306 Days
Former Vice President of
Marketing, Corporate Services

David Mann                               4/5/96      20,000(3)     $ 9.375        $ 14.500       $ 9.375     9 Years, 306 Days
Former Vice President of
Human Resources

Mary-Ann Carolan                          4/5/96    100,000        $ 9.375        $ 13.000       $ 9.375     9 Years, 322 Days
Vice President of Customer
Administration

------------------------
(1) Options for the purchase of 54,167 shares subsequently were cancelled at the time Mr. Cunningham's employment with the Company ceased.

(2) Options for the purchase of 31,000 shares subsequently were cancelled at the time Mr. Ley's employment with the Company ceased.

(3) All of such options were cancelled at the time Mr. Mann's employment with the Company ceased.

    TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Beginning in 1994, the Internal Revenue Code (the "Code") imposed limitations upon the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the other four most highly compensated executive officers. Under these limitations, the Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions (such as shareholder approval). Based on the Company's current compensation plans and policies and proposed regulations interpreting the Code, the Company and the Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation. The Company's compensation plans and policies will be modified to ensure full deductibility of executive compensation if the Company and the Compensation Committee determine that such an action is in the best interests of the Company.

                                     COMPENSATION COMMITTEE

                                     William H. Baumer, Chairman
                                     William L. Schrader
                                     Wade Woodson

                           STOCK PRICE PERFORMANCE

    Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based upon the market price of the Company's Common Stock, with the cumulative total return of companies in the Nasdaq Composite Index and two Internet industry peer groups for the period from May 1, 1995 through December 31, 1996. Prior to May 1, 1995, the Company's Common Stock was not publicly traded. Peer Group 1 is comprised of UUNET Technologies, Inc. ("UUNET"), NETCOM On-Line Communications Services, Inc. ("NETCOM") and America Online, Inc. ("AOL"). Peer Group 2 is comprised of Bolt, Beranek and Newman Inc. ("BBN"), Digex Inc. ("Digex") and NETCOM.

    The Company believes that the companies comprising Peer Group 2 are more representative of its current competitors than are those companies comprising Peer Group 1 (which were selected for purposes of this comparison last year) due to the merger of UUNET into another entity during August 1996 and the exit of the Company from the consumer services business (in which AOL is engaged) during June 1996. Digex was not included in Peer Group 1 because it was not a public company at the time this peer group was selected. Although the Company has considered BBN to be a competitor, it had not previously included BBN in its peer group because BBN is also engaged in different industry sectors and it is not practicable to distinguish the extent to which these different sectors may have impacted BBN's stock price. BBN has been included in Peer Group 2, however, due to a lack of other more appropriate direct competitors of the Company.

                REPRESENTATION OF STOCK PRICE PERFORMANCE GRAPH

                             INDEXED RETURNS

                      Base                      Quarter Ending
                     Period  ------------------------------------------------------
Company Name/Index   2May95  Jun95   Sep95   Dec95   Mar96   Jun96   Sep96   Dec96
------------------   ------  ------  ------  ------  ------  ------  ------  ------
PSINET INC            100     99.61  140.98  150.00   63.52   75.41   71.31   71.31
NASDAQ INDEX          100    110.97  124.04  125.10  131.64  142.38  147.45  154.70
PEER GROUP 1          100     95.57  154.01  176.79  185.09  192.48  153.75  142.46
PEER GROUP 2          100    133.07  197.11  195.79  124.24  119.10   86.24   96.26

                                   - 19 -

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the year ended December 31, 1996, the members of the Compensation Committee of the Board of Directors consisted of Messrs. Baumer, Schrader and Woodson. Mr. Schrader is the Chairman of the Board of Directors, President and Chief Executive Officer of the Company. None of such persons other than Mr. Schrader is an executive officer or employee of the Company.

    Mr. Schrader has personally guaranteed the payment of all amounts outstanding under a $750,000 master equipment lease agreement entered into by the Company and KeyCorp Leasing Ltd. on November 17, 1992. As of December 31, 1996, $58,420 principal amount was outstanding under this facility. Mr. Schrader did not receive any consideration from the Company for providing this guarantee.

    During October 1993, the Company issued to Mr. Baumer warrants to purchase 25,000 shares of its Series B Convertible Participating Preferred Stock ("Series B Shares") for $1.60 per share in return for Mr. Baumer's services as a director of the Company. Mr. Baumer also was issued identical warrants to purchase an additional 25,000 Series B Shares during October 1993 in return for consulting services rendered to the Company by Mr. Baumer. Each of these warrants became exercisable (subject to vesting) for the same number of shares of the Company's Common Stock after the closing of the Company's initial public offering on May 8, 1995 and were fully vested effective September 9, 1996.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

SALES OF SECURITIES TO RELATED PARTIES

    The Company entered into an agreement with William H. Baumer, a director of the Company, during October 1993, pursuant to which the Company issued
Mr. Baumer warrants to purchase 25,000 shares of the Company's Series B Shares for $1.60 per share in return for Mr. Baumer's services as a director of the Company. In addition, during October 1993, the Company entered into an additional agreement with Mr. Baumer pursuant to which Mr. Baumer was issued warrants to purchase an additional 25,000 Series B Shares in return for consulting services rendered to the Company by Mr. Baumer. Each of these warrants became exercisable (subject to vesting) for the same number of shares of the Company's Common Stock after the closing of the Company's initial public offering on May 8, 1995 and were fully vested effective September 9, 1996.

FINANCING ARRANGEMENTS WITH RELATED PARTIES

    Mr. Schrader has personally guaranteed the payment of all amounts outstanding under a $750,000 master equipment lease agreement entered into by the Company and KeyCorp Leasing Ltd. on November 17, 1992. As of December 31, 1996, $58,420 principal amount was outstanding under this facility. Mr. Schrader did not receive any consideration from the Company for providing this guarantee.

    On April 5, 1995, the Company loaned an aggregate of $199,960 pursuant to the option loan program to Martin L. Schoffstall, the Company's former Chief Technical Officer, Daniel P. Cunningham, the Company's former Chief Financial Officer, and Marvin Schoffstall (the father of Martin Schoffstall and an employee of the Company at the time) in respect of their exercises of options to acquire an aggregate of 195,000 shares of Common Stock. Martin L. Schoffstall, Daniel P. Cunningham and Marvin Schoffstall received loans in the amount of $132,460, $55,000 and $12,500, respectively. In addition, the Company loaned Martin L. Schoffstall $100,000 to refinance the principal amount of a bank loan incurred by him on October 14, 1993 to finance a portion of the exercise price relating to his exercise on that date of options to acquire 320,000 shares of Common Stock. The additional $100,000 loan was secured by a pledge of 200,000 shares of Common Stock. The outstanding balance on each of such loans was paid in full during the year ended December 31, 1996.

    In May 1996, the Company purchased 100,000 shares (the "Shares") of the common stock of Epicenter Inc. for aggregate consideration of $100,000. Martin Schoffstall, the Company's former Chief Technical Officer and a director of the Company at the time, and Stephen A. Schoffstall, an executive officer of the Company at the time, are shareholders and officers of Epicenter Inc. The Company subsequently sold 75,000 of the Shares to Martin Schoffstall for $93,750.

       PROPOSAL 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of Price Waterhouse LLP, independent accountants, to audit and report on the financial statements of the Company for the year ending December 31, 1997. Price Waterhouse LLP has been employed by the Company as its independent accountants since 1990.

    Shareholders are asked to approve the action of the Board of Directors in appointing Price Waterhouse LLP. It is intended that, unless marked to the contrary, the shares represented by proxy shall be voted for the ratification of such appointment.

    It is expected that a representative of Price Waterhouse LLP will be present at the Annual Meeting to answer questions of shareholders and will have the opportunity, if desired, to make a statement.

                             SHAREHOLDER PROPOSALS

    The Company's Certificate of Incorporation and By-laws require any shareholder who wishes to bring any proposal before a meeting of shareholders or to nominate a person to serve as a director to give written notice thereof and certain related information to the Secretary of the Company at least 60 days prior to the date one year from the date of the immediately preceding annual meeting, if such proposal or nomination is to be submitted at an annual meeting, and within ten days of the giving of notice to the shareholders, if such proposal or nomination is to be submitted at a special meeting. The written notice must set forth with particularity (i) the name and business address of the shareholder submitting such proposal and all persons acting in concert with such shareholder; (ii) the name and address of the persons identified in clause
(i), as they appear on the Company's books (if they so appear); (iii) the class and number of shares of the Company beneficially owned by the persons identified in clause (i); (iv) a description of the proposal containing all material information relating thereto, including, without limitation, the reasons for submitting such proposal; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Company to consider such proposal.

    Management does not know of any matters which are likely to be brought before the Annual Meeting other than those referred to in this Proxy Statement. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

    The presiding officer at the Annual Meeting may determine that any shareholder proposal was not permissible under or was not made in accordance with the foregoing procedures or is otherwise not in accordance with law and, if he so determines, he may refuse to allow the shareholder proposal or nomination to be considered at the Annual Meeting.

    Under the rules of the SEC, shareholder proposals intended to be presented at the next annual meeting (to be held in 1998) must be received by the Secretary of the Company on or before December 1, 1997 in order to be included in the proxy statement and proxy for that meeting. Proposals should be directed to Secretary, PSINet Inc., 510 Huntmar Park Drive, Herndon, Virginia 20170.

    A copy of the Company's Annual Report to Shareholders, which includes financial statements and related data, accompanies this Proxy Statement.

    According to SEC rules, the information presented in this Proxy Statement under the captions "Compensation Committee Report on Executive Compensation" and "Stock Price Performance" shall not be deemed to be "soliciting material" or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 and nothing contained in any previous filings made by the Company under such Acts shall be interpreted as incorporating by reference the information presented under the specified captions.

                                    BY ORDER OF THE BOARD OF DIRECTORS,

                                    David N. Kunkel
                                    Secretary

Dated:  March 31, 1997
        Herndon, Virginia